UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Fl, New York, NY 10005

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2012, MSCI Inc. (“MSCI” or the “Company”) announced that Mr. Robert Qutub will join the Company, effective on or about July 16, 2012. As part of an orderly transition, Mr. Qutub will succeed Mr. David M. Obstler as the Company’s Chief Financial Officer immediately after the filing of the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2012. Mr. Qutub will also succeed Mr. Obstler as MSCI’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes. Mr. Obstler has agreed to continue as an employee of MSCI until August 31, 2012.

Mr. Qutub, 50, has been at Bank of America since 1994 and has served in several senior finance positions with his most recent role as Chief Financial Officer of Consumer and Business Banking, a position he has held since April 2011. From 2008 to 2011, Mr. Qutub served as the Chief Financial Officer for Global Banking and Markets, Global Sales and Trading and the Merrill Lynch Transition. Prior to that he served as Chief Financial Officer for Global Wealth, Investment Management and Corporate Infrastructure from 2006 to 2008. He also served on Bank of America’s Global Corporate Diversity and Inclusion Counsel as well as numerous external advisory boards. Prior to Bank of America, he was a Manager in the Financial Services Group for PriceWaterhouse LLP from 1988 to 1994. He also served in the U.S. Marine Corps from 1981 to 1987. Mr. Qutub earned a Bachelor of Science degree in Accounting with summa cum laude honors from the University of North Carolina - Charlotte. He is also a member of the American Institute of Certified Public Accountants.

In connection with Mr. Qutub’s appointment as Chief Financial Officer, on May 25, 2012, the Company entered into an offer letter agreement with Mr. Qutub (“Offer Letter”). Under the Offer Letter, Mr. Qutub will be paid an annual base salary of $500,000 and a guaranteed 2012 bonus of $1,600,000 to be split between cash and long-term incentive compensation as determined by the Compensation Committee of the Board of Directors. Mr. Qutub will also receive a one-time (i) $325,000 cash payment for relocation expenses and (ii) $1,000,000 restricted stock unit (“RSU”) grant, with the number of RSUs granted to be determined based on the closing price of the Company’s common stock on the day prior to his hire date to compensate him for equity awards that he forfeited at his current employer as a result of his resignation. Such RSUs will be granted under and subject to the terms, definitions and provisions of the RiskMetrics Group, Inc. 2007 Omnibus Incentive Compensation Plan. Mr. Qutub’s one-time RSU grant will vest in three equal installments on each of the first three anniversaries of his hire date.

Mr. Qutub will be eligible to participate in other compensation plans or arrangements available to MSCI’s U.S.-based employees. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference.

There is no family relationship between Mr. Qutub and any of our other executive officers and directors. There are no related person transactions (within the meaning of 404(a) of Regulation S-K) between Mr. Qutub and MSCI or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, executed May 25, 2012, between MSCI Inc. and Robert Qutub

99.1	Press Release of MSCI Inc. dated May 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Henry A. Fernandez
Name:	Henry A. Fernandez
Title:	Chief Executive Officer, President and Chairman

Date: May 30, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer Letter, executed May 25, 2012, between MSCI Inc. and Robert Qutub

99.1	Press Release of MSCI Inc. dated May 30, 2012